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                                                                    EXHIBIT 10.1


                           CHANGE OF CONTROL AGREEMENT


                  THIS CHANGE OF CONTROL AGREEMENT is dated as of January 29, 1999 by and between EDAC TECHNOLOGIES CORPORATION, a Wisconsin corporation (the "Company"), and Edward McNerney (the "Executive").

                                    RECITALS

                  A. The Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued dedication of the Executive, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined below) of the Company.

                  B. The Board believes it is imperative to diminish the inevitable distraction of the Executive by virtue of the personal uncertainties and risks created by a pending or threatened Change of Control and to encourage the Executive's full attention and dedication to the Company currently and in the event of any threatened or pending Change of Control, and to provide the Executive with compensation and benefit arrangements upon a Change of Control which ensure that the compensation and benefit expectations of the Executive will be satisfied and which are competitive with those of other corporations.

                  C. In order to accomplish the objectives of the Board summarized in these recitals, the Board has caused the Company to enter into this Agreement.

                                   AGREEMENTS

                  In consideration of the recitals and the mutual covenants and agreements set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

                   1. Definitions. For the sole and exclusive purposes of this Agreement, the following terms have the following meanings:

                      (a) Effective Date. The "Effective Date" means the first date during the Change of Control Period on which a Change of Control occurs. Notwithstanding anything in this Agreement to the contrary, if a Change of


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Control occurs and Executive's employment with the Company or this Agreement was terminated prior to the date on which the Change of Control occurs, and if it is reasonably demonstrated by the Executive that such termination of employment or of this Agreement (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change of Control or (ii) otherwise arose in connection with or anticipation of a Change of Control, then for all purposes of this Agreement the "Effective Date" shall mean the date immediately prior to the date of such termination of employment or purported termination of this Agreement.

                      (b) Change of Control Period. The "Change of Control Period" means the period commencing on the date of a Change of Control and ending on the third anniversary thereafter.

                      (c) Change of Control. "Change of Control" means:

                          (i) The acquisition by any individual, entity or group
(within the meaning of section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either [a] the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or [b] the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: [i] any acquisition directly from the Company, [ii] any acquisition by the Company, [iii] any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or [iv] any acquisition by any corporation pursuant to a transaction which complies with clauses [a], [b] and [c] of subsection (iii) of this section 1.

                          (ii) Individuals who, as of the date hereof,
constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal


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of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

                          (iii) Approval by the shareholders of the Company of a
reorganization, merger or consolidation (a "Business Combination"), in each case, unless, following such Business Combination, [a] all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, [b] no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and [c] at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

                          (iv) Approval by the shareholders of the Company of
[a] a complete liquidation or dissolution of the Company or [b] the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, [i] more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding


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Company Voting Securities, as the case may be, [ii] less than 20% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by any Person (excluding any employee benefit plan (or related trust) of the Company or such corporation), except to the extent that such Person owned substantially the same percent of the Outstanding Company Common Stock or Outstanding Company Voting Securities prior to the sale or disposition, and [iii] at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such sale or other disposition of assets of the Company or were elected, appointed or nominated by the Board.

                      (d) Disability. "Disability" means a physical or mental sickness or injury which renders the Executive incapable of performing the services required of him as an employee of the Company and which does or which may be expected to continue for more than three months during any 12-month period. The Executive and the Company shall determine the existence of a Disability and the date upon which it occurred. If a dispute regarding whether or when a Disability occurred arises, the matter shall be referred to a medical doctor selected by the Company and the Executive. If they fail to agree upon such a medical doctor, the Company and the Executive shall each select a medical doctor and the two doctors so selected shall together select a third medical doctor who shall make the determination. The determination by the selected medical doctor shall be conclusive and binding upon the parties.

                      (e) Cause. "Cause" shall have the same meaning as contained in the employment agreement between the Company and the Executive in effect at the time of termination or, if no such employment agreement is in effect at that time, "Cause" shall mean:

                          (i) the willful and continued failure of the Executive
to perform substantially the Executive's duties with the Company or its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Executive by the Board which specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties and after the Executive is given a reasonable period of time to rectify or eliminate such failure;


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                          (ii) the willful engaging by the Executive in illegal
conduct or gross misconduct which is materially and demonstrably injurious to the Company; or

                          (iii) the commission by the Executive of fraud or
dishonesty with respect to the Company or a material misrepresentation by the Executive to the Company's shareholders or directors.

Notwithstanding anything herein to the contrary, no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of a more senior officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in subparagraph (i), (ii) or (iii) above, and specifying the particulars thereof in detail.

                      (f) Good Reason. "Good Reason" means:

                          (i) any action by the Company which results in a
material diminution in Executive's position, authority, duties or responsibilities as contemplated by section 3(a) of this Agreement, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                          (ii) any failure by the Company to comply with any of
the provisions of section 3(b) of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;


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                          (iii) the Company's requiring the Executive to be
based at any office or location other than as provided in section 3(a)(i)(b) hereof or the Company's requiring the Executive to travel on Company business to a substantially greater extent than required immediately prior to the Effective Date;

                          (iv) any purported termination by the Company of the
Executive's employment otherwise than as expressly permitted by this Agreement;
or

                          (v) any failure by the Company to comply with and
satisfy section 10(c) of this Agreement.

                      (f) Date of Termination. "Date of Termination" means (i) if the Executive's employment is terminated by the Company for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if the Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination, and (iii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

                  2. Employment Period. The Company agrees to continue the Executive in its employ, and the Executive agrees to remain in the employ of the Company subject to the terms and conditions of this Agreement, for the period commencing on the Effective Date and ending on the third anniversary of such date (the "Employment Period").

                  3. Terms of Employment.

                     (a) Position and Duties.

                         (i) During the Employment Period, [a] the Executive's
position (including status, offices, titles and reporting requirements), authority, duties and responsibilities shall be at least commensurate in all material respects with those held, exercised or assigned at any time during the 120-day period immediately preceding the Effective Date and [b] the Executive's services shall be performed at the location where the Executive was employed immediately preceding the Effective Date or any office or location less than 35 miles from such location.


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                         (ii) During the Employment Period, and excluding any
periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote reasonable attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable efforts to perform faithfully and efficiently such responsibilities. During the Employment Period it shall not be a violation of this Agreement for the Executive to [a] serve on corporate, civic or charitable boards or committees, [b] deliver lectures, fulfill speaking engagements or teach at educational institutions and/or [c] manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Executive prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company.

                     (b) Compensation.

                         (i) Base Salary. During the Employment Period, the
Executive shall receive an annual base salary ("Annual Base Salary"), at least equal to twelve times the highest monthly base salary paid or payable, including any base salary which has been earned but deferred, to the Executive by the Company and its affiliated companies in respect of the 12-month period immediately preceding the month in which the Effective Date occurs. During the Employment Period, the Annual Base Salary shall be reviewed no more than 12 months after the last salary increase awarded to the Executive prior to the Effective Date and thereafter at least annually and shall be first increased no more than 12 months after the last salary increase awarded to the Executive prior to the Effective Date and thereafter at least annually by the higher of [a] the average increase (excluding promotional increases) in base salary awarded to the Executive for each of the three full fiscal years (annualized in the case of any fiscal year consisting of less than twelve full months or during which the Executive was employed for less than twelve months) prior to the Effective Date, and [b] the percentage increase (excluding promotional increases) in base salary generally awarded to peer executives of the Company and its affiliated companies for the year of determination. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. Annual Base Salary shall not be reduced after any such increase and the term Annual Base Salary as utilized in this Agreement shall refer to Annual Base Salary as so



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increased. As used in this Agreement, the term "affiliated companies" shall include any company controlled by, controlling or under common control with the Company. As used in this Agreement, the term "Monthly Base Salary" shall mean the Annual Base Salary in effect at the time of the Executives termination of employment divided by 12.

                         (ii) Annual Bonus. In addition to Annual Base Salary,
the Executive shall be awarded, for each fiscal year ending during the Employment Period, an annual bonus (the "Annual Bonus") in cash at least equal to the higher of [a] the average of the three highest bonuses paid or payable, including any bonus or portion thereof which has been earned but deferred, to the Executive by the Company and its affiliated companies in respect of the five fiscal years (or such shorter period during which the Executive has been employed by the Company) immediately preceding the fiscal year in which the Effective Date occurs (annualized for any fiscal year during such period consisting of less than twelve full months or with respect to which the Executive has been employed by the Company for less than twelve full months) and [b] the bonus paid or payable (annualized as described above), including any bonus or portion thereof which has been earned but deferred, to the Executive by the Company and its affiliated companies in respect of the most recently completed fiscal year prior to the Effective Date (such higher amount being referred to as the "Recent Annual Bonus"). Each such Annual Bonus shall be paid no later than the end of the third month of the fiscal year next following the fiscal year for which the Annual Bonus is awarded, unless the Executive shall elect to defer the receipt of such Annual Bonus. As used in this Agreement, the term "Monthly Bonus" shall mean the Recent Annual Bonus determined on the date of termination of Executive's employment divided by 12.

                         (iii) Incentive, Savings and Retirement Plans. During
the Employment Period, the Executive shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to other peer executives of the Company and its affiliated companies, but in no event shall such plans, practices, policies and programs provide the Executive with incentive opportunities (measured with respect to both regular and special incentive opportunities, to the extent, if any, that such distinction is applicable), savings opportunities and retirement benefit opportunities, in each case, less favorable, in the aggregate, than the most favorable of those provided by the Company and its affiliated companies for the Executive under such plans, practices, policies and programs as in effect at any time during the 120-day period immediately preceding the Effective Date or if more favorable to the Executive, those provided generally at any time after the Effective Date to other peer executives of the Company and its affiliated companies.


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                         (iv) Welfare Benefit Plans. During the Employment
Period, the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company and its affiliated companies (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other peer executives of the Company and its affiliated companies, but in no event shall such plans, practices, policies and programs provide the Executive with benefits which are less favorable, in the aggregate, than the most favorable of such plans, practices, policies and programs in effect for the Executive at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive, those provided generally at any time after the Effective Date to other peer executives of the Company and its affiliated companies.

                         (v) Expenses. During the Employment Period, the
Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the most favorable policies, practices and procedures of the Company and the affiliated companies in effect for the Executive at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies.

                         (vi) Fringe Benefits. During the Employment Period, the
Executive shall be entitled to fringe benefits, including, without limitation, tax and financial planning services, payment of club dues, and, if applicable, use of automobile and payment of related expenses, in accordance with the most favorable plans, practices, programs and policies of the Company and its affiliated companies in effect for the Executive at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies.

                         (vii) Office and Support Staff. During the Employment
Period, the Executive shall be entitled to an office or offices of a size and with furnishings and other appointments, and to exclusive personal secretarial and other assistance, at least equal to the most favorable of the foregoing provided to the Executive by the Company and its affiliated companies at any time during the 120-day period immediately preceding the Effective Date or, if more favorable



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to the Executive, as provided generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies.

                         (viii) Vacation. During the Employment Period, the
Executive shall be entitled to paid vacation in accordance with the most favorable plans, policies, programs and practices of the Company and its affiliated companies as in effect for the Executive at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies.

                  4. Termination of Employment.

                     (a) Death or Disability. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. If the Company determines in good faith that a Disability of the Executive has occurred during the Employment Period, it may terminate the Executive's employment as specified in and pursuant to the terms of the employment agreement in effect between the Company and the Executive at the time of such termination and, on such a termination, the Executive shall receive the consideration set forth in such employment agreement. If no such employment agreement is in effect at the time of the Executive's Disability, the Company shall give to the Executive written notice in accordance with section 11(b) of this Agreement of its intention to terminate the Executive's employment. In the event such notice is delivered pursuant to this Agreement, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties.

                     (b) Cause. The Company may terminate the Executive's employment during the Employment Period for Cause.

                     (c) Good Reason. During the Employment Period, the Executive's employment may be terminated by the Executive for Good Reason. For purposes of this section 4(c), any good faith determination of "Good Reason" made by the Executive shall be conclusive. Anything in this Agreement to the contrary notwithstanding, a termination by the Executive for any reason during the 180-day period immediately following the Effective Date shall be deemed to be a termination for Good Reason for all purposes of this Agreement.



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                     (d) Notice of Termination. Any termination by the Company
for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with section 11(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement or the Executive's then effective employment agreement with the Company, if any, relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and
(iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

                  5. Obligations of the Company upon Termination.

                     (a) Termination by the Executive for Good Reason or by the Company for Other than Cause, Death or Disability. If, during the Employment Period, the Company shall terminate the Executive's employment other than for Cause, death or Disability or the Executive shall terminate employment for Good Reason then, in lieu of any payments which the Executive would be entitled to under his then effective employment agreement with the Company, if any:

                         (i) The Company shall pay to the Executive in a lump
sum in cash within 30 days after the Date of Termination or, at the Executive's election, over the remaining portion of the Employment Period, the aggregate of the following amounts:

                             [a] the sum of [i] the Executive's Annual Base
Salary through the Date of Termination to the extent not theretofore paid, [ii] the product of [A] the higher of [1] the Recent Annual Bonus and [2] the Annual Bonus paid or payable, including any bonus or portion thereof which has been earned but deferred (and annualized for any fiscal year consisting of less than 12 full months or during which the Executive was employed for less than 12 full months), for the most recently completed fiscal year during the Employment Period, if any (such higher amount being referred to as the "Highest Annual Bonus") and [B] a fraction, the numerator of which is the number of days in the



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current fiscal year through the Date of Termination, and the denominator of which is 365 and [iii] any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid (the sum of the amounts described in clauses [i], [ii] and [iii] shall be hereinafter referred to as the "Accrued Obligations"); and

                             [b] the amount equal to the greater of [i] the
product of [A] the number of months remaining in the Employment Period after the Date of Termination (the "Remaining Employment Period") multiplied by [B] the sum of [1] the Executive's Monthly Base Salary and [2] the Monthly Bonus (e.g., if the Date of Termination occurs 15 months after the Effective Date, the Remaining Employment Period would be 21 (i.e., 36 months minus 15 months)), and [ii] Executive's Annual Base Salary.

                         (ii) During the Remaining Employment Period, or such
longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Company shall continue benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in sections 3(b)(iii) and (iv) of this Agreement had the Executive's employment not been terminated, in accordance with the most favorable plans, practices, programs or policies of the Company and its affiliated companies applicable generally to other peer executives and their families during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies and their families, provided, however, that if the Executive becomes re-employed with another employer and is eligible to receive medical or other welfare benefits under another employer provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility. For purposes of determining eligibility (but not the time of commencement of benefits) of the Executive for retiree benefits pursuant to such plans, practices, programs and policies, the Executive shall be considered to have remained employed until three years after the Date of Termination and to have retired on the last day of such period.

                         (iii) The Company shall, at its sole expense as
incurred, provide the Executive with outplacement services the scope and provider of which shall be selected by the Executive in his sole discretion.


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                         (iv) To the extent not theretofore paid or provided,
the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company and its affiliated companies (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").

                     (b) Death. If the Executive's employment is terminated by reason of the Executive's death during the Employment Period, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days after the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this section 5(b) shall include, without limitation, and the Executive's estate and/or beneficiaries shall be entitled to receive, benefits at least equal to the most favorable benefits provided by the Company and affiliated companies to the estates and beneficiaries of peer executives of the Company and such affiliated companies under such plans, programs, practices and policies relating to death benefits, if any, as in effect with respect to other peer executives and their beneficiaries at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive's estate and/or the Executive's beneficiaries, as in effect on the date of the Executive's death with respect to other peer executives of the Company and its affiliated companies and their beneficiaries.

                     (c) Disability. If the Executive's employment is terminated by reason of the Executive's Disability during the Employment Period, this Agreement shall terminate without further obligations to the Executive hereunder, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days after the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this section 5(c) shall include, and the Executive shall be entitled after the Disability Effective Date to receive, disability and other benefits at least equal to the most favorable of those generally provided by the Company and its affiliated companies to disabled executives and/or their families in accordance with such plans, programs, practices and policies relating to disability, if any, as in effect generally with respect to other peer executives and their families at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive and/or the Executive's family, as in effect at any time thereafter



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generally with respect to other peer executives of the Company and its affiliated companies and their families.

                     (d) Cause; Other than for Good Reason. If the Executive's employment shall be terminated for Cause during the Employment Period, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive (i) his Annual Base Salary through the Date of Termination, (ii) the amount of any compensation previously deferred by the Executive, and (iii) Other Benefits, in each case to the extent theretofore unpaid. If the Executive voluntarily terminates employment during the Employment Period, excluding a termination for Good Reason, this Agreement shall terminate without further obligations to the Executive, other than for Accrued Obligations and the timely payment or provision of Other Benefits. In such case, all Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days after the Date of Termination.

                  6. Nonexclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliated companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

                  7. Full Settlement. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment. The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive reasonably incurs as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus in



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


each case interest on any delayed payment at the applicable Federal rate (the "Applicable Federal Rate") provided for in section 7872(f)(2)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

                  8. Reduction of Payments in Certain Events.

                     (a) Anything in this Agreement to the contrary notwithstanding, if it is determined that any payment or distribution by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise) (a "Payment") would be subject to the excise tax imposed by section 4999 of the Code, the Payment shall be reduced so that it equals the greatest amount which the Company reasonably determines can be paid to the Executive without resulting in any excise tax under section 4999 of the Code. If a Payment is inadvertently made to the Executive which results in an excise tax under section 4999 of the Code and such excise tax can be avoided by the Executive's return to the Company of the amount of the Payment which causes the Payment to result in such excise tax (the "Excess Amount"), the Executive shall return to the Company the Excess Amount, together with interest from the date the amount was received by the Executive to the date of the repayment, at an interest rate equal to the Applicable Federal Rate. It being the parties' intention that the Executive receive no more than the maximum amount which can be paid without resulting in an excise tax under section 4999 of the Code.

                     (b) Subject to the provisions of section 8(c), all determinations required to be made under this section 8, and the assumptions to be utilized in arriving at such determinations, shall be made by the certified public accounting firm designated by the Company (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Executive. All fees and expenses of the Accounting Firm shall be borne solely by the Company. If the Accounting Firm determines that no excise tax is payable by the Executive, it shall furnish the Executive with a written opinion that failure to report the excise tax on the Executive's applicable federal income tax return would not result in the imposition of a negligence or similar penalty. Any determination by the Accounting Firm shall be binding upon the Company and the Executive.

                     (c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would result in an excise tax under section 4999 of the Code. Such notification shall be given as soon as practicable but no later than ten business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The



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Company will use its reasonable efforts, at the Company's sole cost and expense, to contest the imposition of such excise tax unless the Company in good faith, after receiving advice from its independent public accountants, determines that the Internal Revenue Service's claim is accurate and contesting the claim would not likely be successful. The Executive shall:

                         (i) give the Company any information reasonably
requested by the Company relating to such claim,

                         (ii) take such action in connection with contesting
such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

                         (iii) cooperate with the Company in good faith in order
effectively to contest such claim, and

                         (iv) permit the Company to participate in any
proceedings relating to such claim; provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any excise tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses.

                  9. Confidential Information. The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. In no event shall an asserted violation of the provisions of this section 9 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.



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


                  10. Successors.

                      (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

                      (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

                      (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

                  11. Miscellaneous.

                      (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

                      (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Executive, to his address appearing on the records of the Company.

If to the Company:

                           Edac Technologies Corporation
                           1806 New Britain Avenue
                           Farmington, CT 06032
                           Attn:  Chief Executive Officer

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

                           (c) The invalidity or unenforceability of any
provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                           (d) The Company may withhold from any amounts payable
under this Agreement such federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

                           (e) The Executive's or the Company's failure to
insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to section 4(c)(i)-(v) of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

                           (f) The Executive and the Company acknowledge that,
except as may otherwise be provided under any other written agreement between the Executive and the Company, the employment of the Executive by the Company is "at will" and, prior to the Effective Date, the Executive's employment and this Agreement may be terminated by either the Executive or the Company at any time prior to the Effective Date, in which case the Executive shall have no further rights under this Agreement. From and after the Effective Date, except as otherwise explicitly set forth herein, this Agreement shall supersede any other agreement, including any employment agreement, between the parties with respect to the subject matter hereof.



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                  Dated as of the date first above written.

                                          EXECUTIVE:

                                          /s/ Edward McNerney
                                          --------------------------------------


                                          EDAC TECHNOLOGIES CORPORATION

                                          BY /s/ Robert Gilchrist
                                             -----------------------------------
                                             Its Chairman Compensation Committee
                                                 -------------------------------
                                                   Edac Board